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                                                                    EXHIBIT 21.1

                                   SUBSIDIARIES
                                       OF
                          GT INTERACTIVE SOFTWARE CORP.

                                                                       JURISDICTION
                                                                            OF
ENTITY                                                                 ORGANIZATION
------                                                                 ------------
GT Interactive Software Corp.:                                         Delaware









DOMESTIC SUBSIDIARIES

WizardWorks Group, Inc.:                                               Minnesota


Humongous Entertainment, Inc.:                                         Washington

Candel Inc.:                                                           Delaware

     FormGen, Inc.:                                                    Arizona

     Gold Medallion Software, Inc.:                                    Nevada (inactive)

     Mediatechnics Ltd.                                                Illinois (inactive)

SingleTrac Entertainment Technologies, Inc.:                           Delaware


Swan Acquisition Corp.                                                 Delaware (inactive)

One Zero Media, Inc.                                                   Massachusetts

Legend Entertainment Company LLC                                       Delaware



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
G.T. Interactive Software (Europe) Limited:                            United Kingdom

     Renegade Interactive Entertainment Limited:                       United Kingdom

     Bramblewold Computers Limited:                                    United Kingdom

     Premier European Promotions Limited:                              United Kingdom
         One Stop Direct Limited:                                      United Kingdom
              Software Sourcerers International Limited:               United Kingdom
                  WizardWorks (UK) Limited: United Kingdom             United Kingdom
     G.T. Distribution Limited:                                        United Kingdom

GT Interactive Software GmbH:                                          Germany

     GT Value GmbH                                                     Germany

G.T. Interactive Software France SARL:                                 France

     Renegade Interactive France S.A.:                                 France

GT Interactive Software Australia PTY Limited:                         Australia

Reflections Interactive Ltd.                                           United Kingdom

GT Interactive European Holdings BV                                    Netherlands

     Home Software Benelux BV                                          Netherlands

Candel, Inc. [Delaware]

     1051236 Ontario, Inc.:                                            Ontario

     FormGen Corp:                                                     Ontario

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